AB Large Cap Growth Fund, Inc.  	Exhibit 77Q
811-06730

77Q


ALLIANCEBERNSTEIN LARGE CAP GROWTH
FUND, INC.

ARTICLES OF AMENDMENT

Changing its Name to
AB Large Cap Growth Fund, Inc.

            AllianceBernstein Large Cap Growth Fund,
Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland hereinafter called the Corporation, certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

SECOND:  The name of the corporation
hereinafter called the Corporation is AB
Large Cap Growth Fund, Inc.

            SECOND: The amendment to the Charter of
the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The Charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland
General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

            THIRD: This amendment to the Charter
of the Corporation will be effective on January 20, 2015, as permitted by Section 2-610.1 of the Maryland
General Corporation Law.

		IN WITNESS WHEREOF,
AllianceBernstein Large Cap Growth Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and witnessed by Stephen J. Laffey, the Assistant Secretary of the Corporation, this ____ day of January, 2015. The undersigned President of the
Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporations Charter are true in all material respects, and that this statement is made under the penalties of perjury.



ALLIANCEB
ERNSTEIN
LARGE CAP
GROWTH
FUND, INC.

By:  _/s/
Robert M.
Keith
_________
____
        Robert
M. Keith
        President

WITNESS:


_/s/ Stephen J. Laffey___________
Stephen J. Laffey
Assistant Secretary












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